EXHIBIT 23.1

CONSENT OF ERNST & YOUNG SHINNIHON LLC

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advantest Corporation Incentive Stock Option Plan 2012 of our reports dated June 27, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Advantest Corporation and subsidiaries included in its Annual Report (Form 20-F/A (Amendment No. 1)) for the year ended March 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
September 25, 2012